Exhibit 10

GRANT NOTICE FOR
NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AWARD

[DATE]

PPG Industries, Inc. (the “Company”) and the Participant identified below are parties to a Non-Employee Director Restricted Stock Unit Award Agreement dated as of __________ (the “Agreement”). Capitalized terms used in this Grant Notice shall have the respective meanings given to such terms in the Agreement, unless otherwise defined in this Grant Notice. This Grant Notice confirms the grant to the Participant of an Award of Restricted Stock Units with the terms set forth below. This Grant Notice is hereby incorporated by reference into and forms a part of the Agreement.

Participant Name:
Date of Grant:
Number of Restricted Stock Units Granted:
Dividend Equivalents:
“Dividend Equivalents” are granted with respect to this Restricted Stock Unit Award and shall be credited to Participant in accordance with paragraph 1.B of the Agreement. “Dividend Equivalents” means the right to receive the equivalent value (in cash or shares) of dividends paid on one share of Common Stock for each share that may be issued under an Award.

Vesting:	The “Vesting Date” of the Award is [insert date of the day prior to the subsequent Annual Meeting of Shareholders]
Forfeiture:
This Award shall be forfeited as of the date of any termination of the Participant’s service as a member of the Board of the Company (“Director”) if such termination occurs prior to the Vesting Date (as set forth above). Notwithstanding the foregoing (but subject to the continuing conditions provisions of paragraph 3 of the Agreement), the Award will no longer be subject to forfeiture (i) upon a Change in Control or (ii) if the Participant’s service as a Director terminates and such termination is not due to the Participant’s resignation or removal as a Director at the request of a majority of the Board.

PPG Industries, Inc.

/s/ J. Craig Jordan
By: J. Craig Jordan, Vice President, Human Resources

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT

[DATE]

This NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is entered into as of the date first written above by and between PPG Industries, Inc. (the “Company”) and __________ (the “Participant”).

The Company maintains the PPG Industries, Inc. Omnibus Incentive Plan (as amended from time to time, the “Plan”), which is incorporated into and forms a part of this Agreement, and the Participant, a non-employee Director of the Company, has been selected by the Officers-Directors Compensation Committee (the “Committee”) to receive an Award under the Plan. Capitalized terms used in this Agreement shall, unless defined elsewhere in this Agreement, have the respective meanings given to such terms in the Plan.

The Award of Restricted Stock Units shall be confirmed by a separate Grant Notice to which this Agreement is attached (“Grant Notice”), specifying the Date of Grant of the Award, the number of Restricted Stock Units granted and the terms and conditions applicable to the vesting or forfeiture of such Restricted Stock Units. Each Restricted Stock Unit is a bookkeeping entry representing the equivalent in value of a share of Common Stock. Such Award shall be subject to the terms and conditions of this Agreement and such Grant Notice shall be deemed incorporated by reference into this Agreement.

NOW, THEREFORE, the Company and the Participant, intending to be legally bound, agree as follows:

1.	Terms and Conditions of the Award.

A.
This Agreement sets forth the terms and conditions applicable to the Award of Restricted Stock Units confirmed in the Grant Notice. The Award of Restricted Stock Units is made under Article VII of the Plan. Unless and until the Restricted Stock Units are vested in the manner set forth in the Grant Notice and paragraph 2.A. hereof, the Participant shall have no right to settlement of any such Restricted Stock Units.

B.
On each date that the Company pays a dividend on its Common Stock prior to the payment of the Award, the Participant shall be entitled to a Dividend Equivalent on each Restricted Stock Unit subject to this Agreement. Unless prohibited under applicable law or otherwise determined by the Committee in its discretion, in the event and to the extent the Participant is permitted and elects to defer payment of the Restricted Stock Units subject to this Agreement, the value of such Dividend Equivalents shall be automatically deferred, on behalf of the Participant, into the Company’s Deferred Compensation Plan for Directors. In the event such Dividend Equivalents are not so deferred, the Dividend Equivalents shall be paid to the Participant in the same form, based on the same record date and at the same time, as such dividend is paid by the Company on its Common Stock. For purposes of the time and form of payment requirements of Section 409A of the Code and the U.S. Treasury Regulations issued thereunder (collectively “Section 409A”), such Dividend Equivalents shall be treated separately from the Restricted Stock Units.

C.
From the Date of Grant until the Restricted Stock Units become vested or are forfeited in accordance with the terms of the Grant Notice and this Agreement, the Restricted Stock Units granted under this Agreement shall be reflected in a bookkeeping account maintained by the Company.

D.
Prior to settlement of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. The Company’s obligations under this Agreement shall be unfunded and unsecured, and no special or separate fund shall be established and no other segregation of assets shall be made and the Participant shall have no greater rights than an unsecured general creditor of the Company. Except as otherwise specifically provided in the Grant Notice or this Agreement, the Participant shall have no rights as a stockholder of the Company by virtue of this Award unless and until such Award is determined to be vested and resulting shares of Common Stock are issued to the Participant. In addition, the Restricted Stock Units shall be subject to such restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which Common Stock is then listed, and any applicable federal or state securities law.

2.	Provisions Applicable to Settlement of Restricted Stock Unit Awards.

A.
Upon attainment of the Vesting Date (as defined in the Grant Notice) without a forfeiture of the Restricted Stock Units, and upon the satisfaction of all other applicable conditions as to the issuance of the Restricted Stock Units (including the payment by the Participant of all applicable Tax-Related Items as defined in paragraph 7), the Restricted Stock Unit Award granted under this Agreement shall be settled by issuance to the Participant of shares of Common Stock equal to the number of Restricted Stock Units set forth in the Grant Notice.

B.
Any shares of Common Stock issued to the Participant with respect to his or her Award shall be subject to such restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, the New York Stock Exchange and any applicable state or foreign securities laws, and the Committee may cause a legend or legends to be endorsed on any stock certificates for such shares making appropriate references to such legal restrictions.

C.
Except as otherwise provided in this Agreement, and except in the event the Participant is permitted and has made an election to defer payout of the Restricted Stock Units pursuant to the terms and conditions established by the Company, the issuance of the shares of Common Stock in accordance with the provisions of this paragraph 2 will be delivered not later than (i) the last day of the calendar year in which the Vesting Date occurs, or (ii) if later, the 15th day of the third calendar month following the Vesting Date. Payout of Restricted Stock Units that have been deferred shall be governed by the terms and conditions of the deferral election form. In addition, any distribution that becomes due under the terms of this Agreement will be delayed in the following circumstances: (i) if the Company reasonably anticipates that the distribution will violate Federal securities laws or other applicable law, provided that the distribution is made at the earliest date at which the Company reasonably anticipates that the distribution will no longer cause such violation; or (ii) upon such other events and conditions as the Commissioner of the Internal Revenue Service may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.

3.
Continuing Conditions. Notwithstanding any other provisions herein, the Participant, by execution of this Agreement, agrees and acknowledges that in return for the Award granted by the Company in this Agreement, the following continuing conditions shall apply:

A.
If at any time prior to the Vesting Date or within one (1) year after the Vesting Date, without the prior written consent of the Company, the Participant engages in any activity in competition with any activity of the Company or any of its Subsidiaries, or contrary or harmful to the interests of the Company or any of its Subsidiaries, as determined in the sole discretion of the Board, including, but not limited to: (i) conduct related to the Participant’s service as a Director of the Company for which either criminal or civil penalties against the Participant may be sought; (ii) violation of Company (or Subsidiary) code of ethics or similar policy; (iii) accepting employment with or serving as a consultant, advisor or in any other capacity to an employer that is in competition with or acting against the interests of the Company or any of its Subsidiaries, including employing or recruiting any present, former or future employee of the Company or any of its Subsidiaries; (iv) disclosing or misusing any confidential information or material concerning the Company or any of its Subsidiaries; or (v) participating in a hostile takeover attempt, then this Award shall terminate effective as of the date on which the Participant enters into such activity, unless terminated sooner by operation of another term or condition of this Agreement, and any “Award Gain” realized by the Participant shall be paid by the Participant to the Company. “Award Gain” shall mean the cash and the Fair Market Value of the Common Stock delivered to the Participant pursuant to paragraph 2 on the date of such delivery times the number of shares so delivered. Any shares of Common Stock deferred by the Participant shall be considered to have been delivered for the purpose of this paragraph 3.

B.
By accepting this Agreement, the Participant consents to a deduction from any amounts the Company or any of its Subsidiaries owes the Participant from time to time (including amounts owed the Participant as a retainer, wages or other compensation, fringe benefits or vacation pay, as well as any other amounts owed to the Participant by the Company or any of its Subsidiaries), to the extent of the amounts payable to the Company by the Participant under paragraph 3.A. above. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount payable by the Participant, calculated as set forth above, the Participant agrees to pay immediately the unpaid balance to the Company.

4.
Award Subject to Plan Provisions. Unless otherwise expressly provided in the Grant Notice or this Agreement, the Restricted Stock Unit Award shall be subject to the provisions of the Plan, including, without limitation, Article XI. In the event of any conflict between this Agreement and either the Grant Notice or the Plan, the Grant Notice or Plan, as applicable, shall control over this Agreement.

5.
Applicable Law; Entire Agreement; Venue. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to any choice of law principles. The Grant Notice, this Agreement and the Plan contain all terms and conditions with respect to the subject matter hereof.

For purposes of litigating any dispute that arises under the Award or this Agreement, the parties hereby submit to and consent to the jurisdiction of the Commonwealth of Pennsylvania, and agree that such litigation shall be conducted in the courts of Allegheny County, Pennsylvania, or other federal courts for the United States for the Western District of Pennsylvania, and no other courts, where this Award of Restricted Stock Units is made and/or to be performed. The parties agree that, if suit is filed in Allegheny County courts, application will be made by one or both parties, without objection, to have the case heard in the Center for Commercial and Complex Litigation of the Court of Common Pleas of Allegheny County.

6.
Further Assurances. The Participant agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements (including, without limitation, stock powers with respect to shares of Common Stock issued or otherwise distributed in relation to the Restricted Stock Units) which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of the Grant Notice, this Agreement and the Plan.

7.
Taxes. Regardless of any action the Company and/or the Subsidiary retaining the Participant (the “Service Recipient”) take with respect to any or all income tax (including U.S. federal, state, and local tax and/or non-U.S. tax), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant and vesting of the Restricted Stock Units, the conversion of the Restricted Stock Units into shares or the receipt of an equivalent cash payment, the subsequent sale of any shares acquired pursuant to the Restricted Stock Units and the receipt of any dividends or Dividend Equivalents; and (ii) do not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items.

Prior to the relevant taxable event, the Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Service Recipient to satisfy the Tax-Related Items obligation by withholding otherwise deliverable shares of Common Stock. In addition, the Participant authorizes the Company and/or the Service Recipient, in their sole discretion and pursuant to such procedures as the Company may specify from time to time, to withhold any Tax-Related Items necessary to comply with legal requirements by one or more of the following means: (i) arranging for the sale of shares of Common Stock acquired upon the vesting of the Award (on the Participant’s behalf and at the Participant’s direction pursuant to this authorization) and withholding from the cash proceeds; and /or (ii) withholding from any wages or other cash compensation paid to the Participant by the Company and/or the Service Recipient or from any equivalent cash payment received in connection with the Award. Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding a number of shares as described herein, the Participant shall be deemed, for tax purposes only, to have been issued the full number of shares of Common Stock subject to the vested portion of the Award, notwithstanding that a number of shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Award. The Participant shall pay to the Company and/or the Service Recipient any amount of Tax-Related Items that is required to be withheld in connection with the Restricted Stock Units that cannot be satisfied by the means previously described. The Company may refuse to deliver to the Participant any shares of Common Stock pursuant to the Award if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items as described in this paragraph.

8.
Transfer Restrictions. This Award and the Restricted Stock Units are not transferable other than by will or the laws of descent and distribution, and may not be assigned, hypothecated or otherwise pledged and shall not be subject to execution, attachment or similar process. Upon any attempt to effect any such disposition, or upon the levy of any such process, the Award shall immediately become null and void and the Restricted Stock Units shall be forfeited.

9.
Capitalization Adjustments. The number of Restricted Stock Units awarded is subject to adjustment as provided in Section 11.07(a) of the Plan. The Participant shall be notified of such adjustment and such adjustment shall be binding upon the Company and the Participant.

10.
Securities Law Compliance. Notwithstanding anything to the contrary contained herein, no shares of Common Stock shall be issued to the Participant upon vesting of this Restricted Stock Unit Award unless the Common Stock is then registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or, if such Common Stock is not then so registered, the Company has determined that such vesting and issuance would be exempt from the registration requirements of the Securities Act. By accepting this Award, the Participant agrees not to sell any of the shares of Common Stock received under this Award at a time when the applicable laws or Company policies prohibit a sale.

11.
Award Confers No Rights to Continued Service. Nothing contained in the Plan or this Agreement shall give the Participant the right to be retained in the service of the Company or any Subsidiary or affect the right of any such service recipient to terminate the Participant’s service.

12.
Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, that provision will be enforced to the maximum extent permissible and the legality, validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13.
Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of this Agreement.

14.
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Award or future awards under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

15.
Code Section 409A. It is the intent that the Restricted Stock Units shall be exempt from or comply with the requirements of Section 409A, and any ambiguities herein will be interpreted in accordance with this intent. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify this Agreement as may be necessary to ensure that all vesting or payouts provided under this Agreement are made in a manner that complies with Section 409A or to mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A if compliance is not practical; provided, however, that nothing in this paragraph 15 creates an obligation on the part of the Company to modify the terms of this Agreement or the Plan, and the Company makes no representation that the terms of the Restricted Stock Units will comply with Section 409A or that payments under the Restricted Stock Units will not be subject to taxes, interest and penalties or other adverse tax consequences under Section 409A. In no event whatsoever shall the Company or any of its Subsidiaries or affiliates be liable to any party for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A or any damages for failing to comply with Section 409A.

Director

__________________________________________
[Director Name]

PPG Industries, Inc.

/s/ J. Craig Jordan
By: J. Craig Jordan, Vice President, Human Resources